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                                                                   EXHIBIT 10.28



                                OPTION AGREEMENT
                                  (EXECUTIVE)

         THIS AGREEMENT is made and entered into as of the 4th day of January, 1996, by EATERIES, INC., an Oklahoma corporation (the "Company"), and JAMES M. BURKE ("Awardee"), an Oklahoma resident.

         The Company and Awardee agree as follows:

         1. GRANT OF OPTIONS. The Company grants to Awardee options to purchase One Hundred Thousand (100,000) shares of common stock of the Company (the "Option Shares") at an exercise price of $2.625 per share (the "Stock Options"). The Stock Options are an award made pursuant to the Company's Omnibus Equity Compensation Plan (the "Plan") which is incorporated into and made a part of this Agreement. Unless otherwise indicated, all words and phrases used in initially capitalized form shall have the meanings given them in the Plan.

         2. VESTING. The Stock Options granted hereby shall vest and become exercisable in increments of twenty percent (20%) per year with the first twenty percent (20%) increment vesting and becoming exercisable on the date of this Agreement, and additional increments of twenty percent (20%) vesting and becoming exercisable on each successive anniversary of the date of this Agreement. If the Awardee ceases to be an employee of the Company for any reason prior to vesting of any of the Stock Options, the then unvested Stock Options shall be forfeited and expire.

         3. TERM. The Stock Options shall expire upon the earlier of: (a) expiration prior to vesting under paragraph 2 above; or (b) the fifth anniversary of the date on which they first became exercisable under paragraph 2 above; or (c) if the Stock Options were exercisable at the time the Awardee ceased to be an employee of the Company, six months after Awardee ceases to be an employee of the Company for any reason.

         4. METHOD OF EXERCISE. To exercise any Stock Options, Awardee shall give the Company written notice of the exercise of the options, in substantially the form attached hereto as Exhibit A. Awardee shall pay the exercise price for the Option Shares at the time of the notice of the exercise of the Stock Options in cash, in "mature shares" of the Company's common stock (valued at their Fair Market Value at dates of exercise), in a combination of cash and "mature shares," or in such other consideration as the Committee determines is consistent with the purpose of the Plan, this Agreement, and applicable law. The Company shall issue or shall have its transfer agent issue one or more certificates for the Option Shares purchased within five (5) business days after exercise. The Committee may establish other requirements to provide reasonable procedures for the exercise of the Stock Options.
"Mature shares" are shares of the Company's common stock held by the Awardee for a period greater than six months prior to the exercise dates.
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         5.  TRANSFERABILITY OF OPTIONS.  Awardee shall not have the right to transfer all or any part of the Stock Options except by will or pursuant to the laws of descent and distribution.

         6. REIMBURSEMENT FOR WITHHOLDING LIABILITIES. Subsequent to the granting of any Stock Options to Awardee pursuant to this Agreement, Awardee shall have the obligation to reimburse the Company for any withholding liabilities for Federal, state, and local income taxes, social security taxes, and any other taxes which it may incur as a result of the granting, vesting, and/or exercise of the Stock Options. Awardee shall reimburse the Company no more frequently than on a monthly basis for those amounts within 30 days after his receipt of a written accounting of the amounts due. Awardee shall satisfy the tax withholding reimbursement obligation with cash unless the Compensation Committee elects to permit or require the Awardee to satisfy such obligation with the delivery of shares of the Company's common stock having a Fair Market Value as of the date of delivery of such shares to the Company equal to the withholding liability or a combination of cash and common stock.

         7. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         8. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, to the party to whom it is to be given at the address of such party set forth in the records of the Company (or to such other address as the party shall have furnished in writing). Notice to the estate of Awardee shall be sufficient if addressed to Awardee as provided in this paragraph 8. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                        COMPANY:

                                        EATERIES, INC.

                                        By Act of the Compensation
                                        Committee


                                        By:/s/
                                           -----------------------------------

                                                          , Chairman
                                           ---------------

                                        AWARDEE:


                                         /s/
                                        --------------------------------------
                                        James M. Burke




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                                   EXHIBIT A


                      NOTICE OF EXERCISE OF STOCK OPTIONS

         The undersigned hereby gives notice to Eateries, Inc. (the "Company") of exercise of the stock options issued to him pursuant to the terms of the Stock Option Agreement between the Company and the undersigned, dated as of _______________________, to purchase _____________ shares of common stock of the Company. The undersigned has enclosed a check for $______________ and delivers ____________ shares of the Company's common stock held of record by him and having a fair market value of $_____________ as payment of the purchase price for the shares of common stock.

         DATED this ____ day of ______________, 19___.



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